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                                                                   EXHIBIT 10.23


                                    FORM OF
                                   PGT, INC.
                           MANAGEMENT INCENTIVE PLAN

      1. Purposes; Interpretation. The purposes of the PGT, Inc. Management Incentive Plan are to reinforce corporate, organizational and business-development goals, to promote the achievement of year-to-year financial and other business objectives and to reward the performance of executive officers and employees of the Company and its subsidiaries selected for participation in the Plan in fulfilling their professional responsibilities. The Plan is designed and intended to comply, to the extent applicable, with Section 162(m) of the Code, and all provisions hereof shall be construed in a manner to so comply.

      2. Definitions. The following terms, as used herein, shall have the following meanings:

            (a) "Affiliate" shall mean, with respect to the Company or any of its subsidiaries, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company.

            (b) "Award" shall mean an incentive compensation award, granted pursuant to the Plan, that is contingent upon the attainment of Performance Goals with respect to a Performance Period.

            (c) "Board" shall mean the Board of Directors of the Company.

            (d) "Code" shall mean the Internal Revenue Code of 1986, as amended.

            (e) "Committee" shall mean the committee, if any, that may be established by the Board to administer the Plan, the composition of which shall at all times consist of "non-employee directors" within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended, and "outside directors" within the meaning of section 162(m) of the Code.

            (f) "Company" shall mean PGT, Inc. and its successors.

            (g) "Covered Employee" shall have the meaning set forth in Section 162(m)(3) of the Code.

            (h) "Initial Public Offering" means the first underwritten public offering and sale by the Company of Stock pursuant to a registration statement filed with the Securities and Exchange Commission.

            (i) "Participant" shall mean an employee of the Company or one of its subsidiaries who is, pursuant to Section 4 of the Plan, selected to participate herein.

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            (j) "Performance Goals" shall mean performance goals based on one or more of the following criteria, determined in accordance with generally accepted accounting principles, where applicable: (i) pre-tax income or after-tax income;
(ii) earnings including operating income, earnings before or after taxes, earnings before or after interest, depreciation, amortization, or extraordinary or special items; (iii) net income excluding amortization of intangible assets, depreciation and impairment of goodwill and intangible assets; (iv) operating income; (v) earnings or book value per share (basic or diluted); (vi) return on assets (gross or net), return on investment, return on capital, or return on equity; (vii) return on revenues; (viii) net tangible assets (working capital plus property, plants and equipment) or return on net tangible assets (operating income divided by average net tangible assets); (ix) operating cash flow (operating income plus or minus changes in working capital less capital expenditures); (x) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (xi) economic value created; (xii) operating margin or profit margin; (xiii) stock price or total stockholder return; (xiv) earnings from continuing operations; (xv) cost targets, reductions or savings, productivity or efficiencies; (xvi) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration or market share, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation, information technology, or goals relating to divestitures, joint ventures or similar transactions; or (xvii) any other criteria determined by the Board to be appropriate. Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of the particular criterion or the attainment of a percentage increase or decrease in the particular criterion, and may be applied to one or more of the Company or a subsidiary of the Company, or a division or strategic business unit of the Company, all as determined by the Board. The Performance Goals may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be paid (or specified vesting will occur) and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur). Each of the foregoing Performance Goals shall be evaluated in accordance with generally accepted accounting principles, where applicable, and shall be subject to certification by the Board. The Board shall have the authority to make equitable adjustments to the Performance Goals in recognition of unusual or non-recurring events affecting the Company or any subsidiary of the Company or the financial statements of the Company or any subsidiary of the Company, in response to changes in applicable laws or regulations or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles.

            (k) "Performance Period" shall mean, unless the Board determines otherwise, a period of no longer than 12 months.

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            (l) "Person" shall mean any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

            (m) "Plan" shall mean the PGT, Inc. Management Incentive Plan, as amended from time to time.

            (n) "Stock" shall mean shares of the common stock, par value $0.01 per share, of the Company.

      3. Administration. The Plan shall be administered by the Board. The Board may appoint a Committee to administer all or a portion of the Plan and to make recommendations to the Board with respect to the Plan and any Awards; provided, that such Committee's authorities and responsibilities shall always be limited by the Board's sole authority to make all final determinations under the Plan. The Board may delegate to one or more agents such administrative duties as it may deem advisable, and the Committee or any other person to whom the Board has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Board or such Committee or person may have under the Plan.

      The Board shall have the authority in its sole discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to: (i) grant Awards; (ii) determine the persons to whom and the time or times at which Awards shall be granted; (iii) determine all of the terms and conditions (including but not limited to the Performance Goals) relating to any Award; (iv) determine whether, to what extent, and under what circumstances an Award may be settled, cancelled or forfeited; (v) make adjustments in the Performance Goals as provided in
Section 1(i) hereof; (vi) construe and interpret the Plan and any Award; (vii) prescribe, amend and rescind rules and regulations relating to the Plan; and
(viii) make all other determinations deemed necessary or advisable for the administration of the Plan. All decisions, determinations and interpretations of the Board shall be final and binding on all persons, including the Company, the Participant (or any person claiming any rights under the Plan from or through any Participant) and any Company stockholder. No member of the Board or the Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Award granted hereunder.

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      4. Eligibility. Awards may be granted to employees of the Company and its subsidiaries in the Board's sole discretion. Subject to Section 5(a) below, in determining the persons to whom Awards shall be granted and the Performance Goals relating to each Award, the Board shall take into account such factors as the Board shall deem relevant in connection with accomplishing the purposes of the Plan.

      5. Terms of Awards.

            (a) In General. The Board shall specify with respect to a Performance Period the Performance Goals applicable to each Award and, if applicable, minimum, target and maximum levels applicable to each Performance Goal. Awards for any Performance Period may be expressed as a dollar amount or as a percentage of the Participant's annual base salary. Unless otherwise determined by the Board, payment in respect of Awards shall be made only if and to the extent the Performance Goals with respect to such Performance Period are attained.

            (b) Time and Form of Payment. All payments in respect of Awards granted under this Plan shall be made, in the Board's discretion, in cash (either within a reasonable period after the end of the Performance Period or on a deferred basis under rules promulgated by the Board) and/or in the form of Stock-based awards under an equity compensation plan that has been approved by the Company's stockholders; provided, however, that, unless otherwise determined by the Board, in order to receive payment in respect of an Award, a Participant must be employed by the Company or one of its Affiliates on the day payment would be made in the absence of any deferral. In addition, such payments shall be made only after achievement of the Performance Goals has been certified by the Board.

      6. General Provisions.

            (a) Compliance With Legal Requirements. The Plan and the granting and payment of Awards, and the other obligations of the Company under the Plan and any Award, shall be subject to all applicable Federal and state laws, rules and regulations and to required approvals by any regulatory or governmental agency.

            (b) Nontransferability. Awards shall not be transferable by a Participant except by will or the laws of descent and distribution.

            (c) Participant Rights. No employee of the Company or any subsidiary of the Company or any other person shall have any claim to be granted any Award under the Plan. There is no obligation for uniformity of treatment among Participants. Nothing in the Plan or in any Award granted pursuant hereto shall confer upon any Participant the right to continue in the employ of the Company or to be entitled to any remuneration or benefits not set forth in the Plan or under such Award or to interfere with or limit in any way the right of the Company to terminate such Participant's employment.

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            (d) Beneficiary. A Participant may file with the Board a written designation of a beneficiary on such form as may be prescribed by the Board and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Participant, the executor or administrator of the Participant's estate shall be deemed to be the grantee's beneficiary.

            (e) Withholding Taxes. The Company or the relevant subsidiary shall have the right to withhold the amount of any taxes that the Company or such subsidiary may be required to withhold before delivery of payment of an Award to the Participant or other person entitled to such payment, or to make such other arrangements for the withholding of taxes that the Company deems satisfactory.

            (f) Amendment and Termination of the Plan. The Board may at any time and from time to time alter, amend, suspend or terminate the Plan in whole or in part; provided, however, that no amendment that requires stockholder approval in order for the Plan to comply with any applicable law, regulation or rule (including, if applicable, Section 162(m) of the Code) shall be effective unless the same shall be approved by the requisite vote of the Company's stockholders. Notwithstanding the foregoing, no amendment or termination of the Plan shall affect adversely any of the rights of any Participant, without such Participant's consent, under any Award theretofore granted under the Plan.

            (g) Unfunded Status of Awards. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company.

            (h) Governing Law. The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware without giving effect to the conflict of laws principles thereof.

            (i) Effective Date. The Plan shall take effect as of the date on which the Board determines the price at which shares of Stock are to be sold in the Initial Public Offering.